                                                                    EXHIBIT 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below. The principal business address of the Reporting Persons is 333 South Grand Avenue,
28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT, L.P.

Date of Event Requiring Statement: December 13, 2017.

Issuer Name: Oaktree Strategic Income Corporation [OCSI]

                                        OAKTREE CAPITAL MANAGEMENT, L.P.

                                        By: /s/ Mary Gallegly
                                            ------------------------------------
                                            Name: Mary Gallegly
                                            Title: Vice President

                                        OAKTREE HOLDINGS, INC.

                                        By: /s/ Mary Gallegly
                                            ------------------------------------
                                            Name: Mary Gallegly
                                            Title: Vice President

                                        OAKTREE CAPITAL GROUP, LLC

                                        By: Oaktree Capital Group Holdings GP,
                                            LLC
                                        Its: Manager

                                        By: /s/ Mary Gallegly
                                            ------------------------------------
                                            Name: Mary Gallegly
                                            Title: Vice President

                                        OAKTREE CAPITAL GROUP HOLDINGS GP,LLC

                                        By: /s/ Mary Gallegly
                                            ------------------------------------
                                            Name: Mary Gallegly
                                            Title: Vice President